Exhibit 10.44

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                             NOTE PURCHASE AGREEMENT

                                  by and among

                        THE CHILLICOTHE TELEPHONE COMPANY

                                       and

                     AMERICAN UNITED LIFE INSURANCE COMPANY
                                       and
                        THE STATE LIFE INSURANCE COMPANY



                            Dated as of June 1, 1998



                        The Chillicothe Telephone Company
                         $12,000,000 6.62% Senior Notes
                                Due June 1, 2018





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                                TABLE OF CONTENTS


SECTION 1.  PURCHASE AND SALE OF NOTES.........................................1

         (a)  The Notes........................................................1
         (b)  Purchases to Be Several..........................................1
         (c)  Late Payments....................................................2
         (d)  Manner of Payment................................................2
         (e)  Payment on Non-Business Days.....................................2

SECTION 2.  PREPAYMENTS OF THE NOTES...........................................2

         (a)  Voluntary Payments with Premium..................................2
         (b)  Manner of Effecting Voluntary Prepayment.........................2

SECTION 3.  REPRESENTATIONS AND WARRANTIES.....................................3

         (a)  Corporate Organization...........................................3
         (b)  Conflicting Agreements and Other Matters.........................3
         (c)  Due Authorization, etc...........................................3
         (d)  Legal Proceedings; Compliance With Law...........................3
         (e)  Financial Statements.............................................4
         (f)  Title to Assets..................................................4
         (g)  Securities Matters...............................................4
         (h)  Licenses and Permits.............................................5
         (i)  No Defaults on Indebtedness......................................5
         (j)  Tax Returns......................................................5
         (k)  No Margin Stock..................................................5
         (l)  ERISA Matters....................................................5
         (m)  Brokers and Finders..............................................6
         (n)  Use of Proceeds..................................................6
         (o)  Investment Company Act...........................................6
         (p)  Public Utility...................................................6
         (q)  Full Disclosure..................................................6
         (r)  Regulatory Approval..............................................6
         (s)  Existing Debt and Restricted Investments.........................7

SECTION 4.  AFFIRMATIVE COVENANTS..............................................7

         (a)  Payment..........................................................7
         (b)  Maintenance of Books and Records.................................7
         (c)  Inspection of Books and Records..................................7
         (d)  Financial Information............................................7
         (e)  Quarterly Financial Statements...................................7
         (f)  Annual Financial Statements......................................8
         (g)  Financial Certification..........................................9

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         (h)  Copies of Management Letters, etc................................9
         (i)  Copies of Regulatory Reports.....................................9
         (j)  Corporate Existence..............................................9
         (k)  Payment of Taxes and Claims......................................9
         (l)  Maintenance of Properties and Licenses..........................10
         (m)  Insurance.......................................................10
         (n)  Net Worth.......................................................10
         (o)  Notice of Default...............................................10
         (p)  Exchange of Notes...............................................10
         (q)  Qualified Retirement Plans......................................11

SECTION 5.  NEGATIVE COVENANTS................................................11

         (a)  Limitations on Funded Debt......................................11
         (b)  Limitations on Funded Debt of Subsidiaries......................11
         (c)  Subordination of Claims.........................................11
         (d)  Sale of Assets..................................................11
         (e)  Merger and Consolidation........................................12
         (f)  Maintenance of Present Business.................................12
         (g)  Transactions with Affiliates....................................12
         (h)  Permitted Liens.................................................12
         (i)  Restricted Payments and Restricted Investments..................14
         (j)  Fixed Charges...................................................14
         (k)  Sale of Accounts................................................15
         (l)  Guaranties; Etc.................................................15

SECTION 6.  CONDITIONS PRECEDENT..............................................15

SECTION 7.  DEFAULTS..........................................................16

SECTION 8.  PAYMENTS ON AND REGISTRATION AND TRANSFER OF NOTES................18

SECTION 9.  EXPENSES..........................................................18

SECTION 10. DELIVERY OF DOCUMENTS; PRO RATA PAYMENTS;
            AMENDMENTS AND CONSENTS...........................................19

         (a)  Delivery of Documents...........................................19
         (b)  Pro Rata Payments...............................................19
         (c)  Amendments and Consents.........................................19

SECTION 11. INVESTMENT PURPOSE................................................19

SECTION 12. DEFINITIONS.......................................................19

SECTION 13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................25

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SECTION 14. SUCCESSORS AND ASSIGNS............................................25

SECTION 15. NOTICES...........................................................25

SECTION 16. GOVERNING LAW.....................................................25

SECTION 17. COUNTERPARTS......................................................25

SECTION 18. CAPTIONS..........................................................26


Appendix I     Purchasers, Note Allocations and Wire Instructions
Schedule 3(d)  Legal Proceedings
Exhibit A      Form of Note
Exhibit B      Subsidiaries
Exhibit C      Existing Debts and Liens
Exhibit D      Existing Restricted Investments
Exhibit E-1    Form of Opinion of Counsel to the Company
Exhibit E-2    Form of Opinion of Purchasers' Special Counsel

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                             NOTE PURCHASE AGREEMENT

                      Re: The Chillicothe Telephone Company
                         $12,000,000 6.62% Senior Notes
                                Due June 1, 2018

                            Dated as of June 1, 1998


TO THE PURCHASERS NAMED IN APPENDIX I HERETO:

Dear Sirs:

     The undersigned, The Chillicothe Telephone Company, an Ohio corporation (herein called the "Company"), hereby confirms its agreements set forth below with the parties listed on Appendix I hereto (herein called the "Purchasers"). Reference is made to Section 12 hereof for definitions of capitalized terms used herein and not otherwise defined.

SECTION 1. PURCHASE AND SALE OF NOTES.

          (a) The Notes. Subject to the terms and conditions, herein, the Company will sell to each of the Purchasers on such date on June 23, 1998, or such later date as may be fixed by the Purchasers on at least three days' prior written notice to the Company, or as may be mutually agreed upon with the Purchasers (the date of sale being herein called the "Closing Date"), and each of the Purchasers will purchase from the Company on the Closing Date, at 100% of the principal amount thereof, a promissory note of the Company (which, together with any note or notes issued in substitution therefor, are herein collectively called the "Notes" and individually a "Note"), in the principal amount specified on Appendix I hereto, dated the Closing Date. The principal amount of the Notes shall be due in ten consecutive equal annual installments, each in an aggregate amount equal to $1,200,000 payable on the lst day of June in each of the years 2009 through 2018, inclusive. The Notes shall bear interest from the Closing Date until payment in full of the principal amount thereof at the rate of 6.62% per annum (provided that solely for the purpose of determining the portion of annual interest allocable to any interest payment period, it shall be assumed that a year is comprised of 360 days and twelve 30-day months), payable semi-annually on the 1st day of June and December, commencing December 1, 1998, and continuing until payment in full of the principal amount of the Notes. The Notes shall be subject to optional and mandatory prepayment as herein provided, shall in all respects be subject to the terms of this Agreement, and shall be substantially in the form of Exhibit A hereto.

          (b) Purchases to Be Several. The purchase of each of the Notes by the respective Purchasers shall be separate and several, but the purchase of each Note shall be a condition concurrent to the purchase of each other Note.




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          (c)  Late  Payments.  Any  payment  of  principal  or (to  the  extent permitted by applicable law) interest on the Notes not paid when due, whether at stated maturity, by acceleration or otherwise, shall thereafter bear interest at a rate per annum equal to 8.62% (provided that in no event shall such rate exceed the maximum rate permitted by law).

          (d) Manner of Payment. The Purchasers will pay the purchase price of the Notes by wire transfer of immediately available Federal funds to such accounts as shall be specified by the Company, or in such other funds or in such other manner as may be mutually agreed upon by the Purchasers and the Company, against delivery of the Notes to Purchasers special counsel, Chapman and Cutler, which will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 A.M., Chicago, Illinois time on the Closing Date.

          (e) Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a Saturday, Sunday or holiday for banks under the laws of the States of New York, Indiana or Ohio, such payment may be made on the next succeeding business day.

SECTION 2. PREPAYMENTS OF THE NOTES.

          (a) Voluntary Payments with Premium. The Company may, at its option, at any time, prepay the Notes in whole or in part (but if in part only in the aggregate amount of $1,000,000 or integral multiples thereof), upon 30 days' prior written notice to the holders of the Notes, and upon payment of a prepayment premium equal to the excess, if any, of (i) the amount equal to the present value of all installments of principal and interest which are avoided by such prepayment, determined by discounting such payments of principal and interest at a rate per annum equal to .25% plus the Treasury Yield Percentage, over (ii) the principal amount to be prepaid. In no event shall such prepayment premium be less than zero.

          (b) Manner of Effecting Voluntary Prepayment. In the event the Company shall give notice of any prepayment in accordance with Section 2(a) above, such notice shall specify the principal amount of the Notes to be prepaid, the Section pursuant to which prepayment is being made, and the date of proposed prepayment, and thereupon such principal amount, together with accrued and unpaid interest thereon to the prepayment date and together with the applicable premium, if any, shall become due and payable on the prepayment date. In the event any prepayment pursuant to Section 2(a) shall be less than the entire unpaid principal amount of the Notes, the amounts of the prepayments (and the payment at maturity) required by Section l(a) shall be reduced by an amount which is the same percentage of such required prepayment or payment as the percentage that the principal amount of Notes prepaid pursuant to Section 2(a) is of the aggregate principal amount of outstanding Notes immediately prior to such prepayment.



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SECTION 3. REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to the Purchasers as follows:

          (a) Corporate Organization. The Company and its Subsidiaries are corporations organized and existing and in good standing under the laws of the State of Ohio, and are duly qualified to do business and are in good standing under the laws of each state where the nature of the business done or property owned require such qualification. The Company is organized under the laws of the State of Ohio. Exhibit B hereto correctly sets forth the name of each Subsidiary, its state of incorporation and the percentage of the outstanding capital stock of such Subsidiary owned by the Company or another Subsidiary. The Company does not own, directly or indirectly, more than 1% of the total outstanding capital stock of any class of any other corporation except for the capital stock of ComNet, Inc. of which the Company owns approximately 5% of the outstanding capital stock thereof.

          (b) Conflicting Agreements and Other Matters. Neither the execution and delivery by the Company of this Agreement and the Notes, nor the performance or observance by the Company or any Subsidiary of any of the terms or conditions of this Agreement or the Notes, will (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, the Certificate of Incorporation or Code of Regulations of the Company or any Subsidiary, any award of any arbitrator, or any indenture, contract or agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any Subsidiary is subject, or (ii) require any registration or filing with, or any consent or approval of, any Federal, state or local governmental agency or authority, except for the Application for Consent and Authority to issue and sell $12,000,000 of Senior Unsecured Notes to the Public Utilities Commission of Ohio (the "Commission") which was filed April 24, 1998 (the "Application") and the approval thereof by the Commission which was obtained by the Company on June 2, 1998.

          (c) Due Authorization, etc. The sale of the Notes and the execution and delivery of this Agreement and the Notes are within the corporate powers of the Company and have been duly authorized by all necessary action of the Company and its Subsidiaries. The Notes and this Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

          (d)  Legal  Proceedings;  Compliance  With  Law.  Except  as listed on
     Schedule 3(d) hereto, there are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries in any court or before any federal, state, municipal or other governmental agency, which, if decided adversely to the Company or any of


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     its Subsidiaries,  would have a materially  adverse effect upon the Company or any of its Subsidiaries or upon the business or properties of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in default with respect to any order of any court or governmental agency.

          Neither the Company nor any Subsidiary (1) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (2) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially affect adversely the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in this Agreement or the Notes.

          (e) Financial Statements. The Company has furnished to the Purchasers a consolidated balance sheet, statement of income and retained earnings and statement of cash flows of the Company and its Subsidiaries for each of the fiscal years ended December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997, respectively, each certified by Arthur Andersen & Co., independent certified public accountants, and unaudited consolidated and consolidating balance sheets, statements of income and retained earnings of the Company and its Subsidiaries for the three months ended March 31, 1998. Said financial statements fairly present the financial condition of the Company and its Subsidiaries at the date(s) thereof and the results of operations of the Company and its Subsidiaries for the period(s) indicated, all in conformity with generally accepted accounting principles consistently followed through the period(s) involved. There have been no material adverse changes in the condition, financial or otherwise, of the Company and its Subsidiaries since December 31, 1997.

          (f) Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property they purport to own, including (except as they have been affected by transactions in the ordinary course of business) all properties and assets reflected in the most recent balance sheet referred to in
     Section 3(e) hereof. In the case of property used in their trades or businesses but not owned by them, the Company and its Subsidiaries have a valid, binding and enforceable right to use such property pursuant to a written lease, license or other agreement. All of the assets of the Company and its Subsidiaries are free and clear of all Liens (other than Liens permitted by Section 5(h) hereof).

          (g) Securities Matters. Neither the Company nor any of its Subsidiaries nor any agent acting on the behalf of the Company or any of its Subsidiaries has offered the Notes or any part thereof, or any similar obligation for sale to, or solicited any offers to buy such Notes, or any part thereof, or any similar obligation from, any Person or Persons so as to bring the issue or sale of the Notes within the provisions of Section 5


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     of the Securities Act of 1933, as amended,  and neither the Company nor any of its Subsidiaries will sell or offer for sale any note or any similar obligation of the Company or any Subsidiary to, or solicit any offer to buy any similar obligation of the Company or any Subsidiary from, any Person or Persons so as to bring the issue or sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

          (h) Licenses and Permits. The Company and its Subsidiaries have procured and are now in possession of all licenses or permits required by federal, state or local laws for the operation of the business of the Company and its Subsidiaries in each jurisdiction wherein the Company or any Subsidiary is now conducting or proposes to conduct business.

          (i) No Defaults on Indebtedness. Neither the Company nor any of its Subsidiaries is in default in the payment of the principal of or interest on any indebtedness for borrowed money nor is in default under any instrument or agreement under and subject to which any indebtedness for borrowed money has been issued, and no event has occurred under the provisions of any such instrument or agreement which with or without the passing of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

          (j) Tax Returns. The Company and its Subsidiaries have filed all federal and state income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and have paid all taxes shown on said returns and all assessments received by them to the extent that they have become due. The federal income tax returns of the Company have been finally determined by the Internal Revenue Service to be satisfactory (or have been closed by the applicable statute of limitations) for all years prior to and including the year ended 1994. No claims have been asserted against the Company in respect of Federal income tax returns for any subsequent year.

          (k) No Margin Stock. Neither the Company nor any of its Subsidiaries owns any Margin Stock and none of the proceeds received by the Company or any Subsidiary from the sale of the Notes will be used for the purpose of purchasing or carrying a Margin Stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase a Margin Stock or for any other purpose not permitted by Regulation U (12 CFR
     Part 207) of the Board of Governors of the Federal Reserve System, as amended from time to time.

          (l) ERISA Matters. Each Plan of the Company and each ERISA Affiliate in which any employees of the Company or any ERISA Affiliate participate that is subject to any provisions of ERISA is being administered in accordance with the documents and instruments governing such Plan, and such documents and instruments are consistent with those provisions of ERISA and the Internal Revenue Code which have become effective and operative with respect to such Plan as of the date of this Agreement. No such Plan has incurred any material accumulated funding deficiency within the meaning of
     Section 302 of ERISA (whether or not waived), and neither the Company nor any ERISA Affiliate has incurred any material liability (including any


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     material  contingent  liability)  to the PBGC in  connection  with any such
     Plan. No such Plan nor any trust created thereunder nor any trustee or administrator thereof has engaged in a "prohibited transaction" within the meaning of ERISA or Section 4975 of the Internal Revenue Code and the issuance and sale of the Notes as contemplated hereby will not constitute a "prohibited transaction". No such Plan nor any trust created thereunder has been terminated, nor have there been any "reportable events" within the meaning of Section 4043 of ERISA with respect to any such Plan. Neither the Company nor any ERISA Affiliate contributes to or has any employees who are covered by any "multiemployer plan," as such term is defined in Section 3(37) of ERISA, and neither the Company nor any ERISA Affiliate has incurred any withdrawal liability with respect to any such multiemployer plan.

          (m) Brokers and Finders. Neither the Company, any agent acting on its behalf nor any Person controlling, controlled by or under common control with the Company has taken any action the effect of which would be to cause the Purchasers to be liable for any broker's, finder's or agent's fee or commission in connection with the placement of the Notes or any other transactions contemplated by this Agreement. The Company has retained NatCity Investments, Inc. as its agent for placement of the Notes and is solely responsible for any fees and expenses payable to such agent.

          (n) Use of Proceeds. The Company will use the net proceeds from the sale of the Notes (i) to retire short term debt, and (ii) for general corporate purposes.

          (o) Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

          (p) Public Utility. The Company is an operating public utility subject to the jurisdiction of the Public Utilities Commission of Ohio and the Federal Communications Commission.

          (q) Full Disclosure. Neither this Agreement, the financial statements referred to in Section 3(e) hereof, the Information Memorandum dated March 1998 and prepared by NatCity Investments, Inc., nor any other document, certificate or instrument delivered to the Purchasers on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

          (r) Regulatory Approval. The issue and sale of the Notes have, to the extent required by law, been duly authorized by the Public Utilities Commission of Ohio which authorization is not subject to any appeal or modification which could affect the validity or terms of the Notes, and no other consent, exemption, approval or authorization by any other governmental authority is required in connection with the execution and delivery of this Agreement or the issue and sale of the Notes.



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          (s)  Existing  Debt  and  Restricted  Investments.  Exhibit  C  hereto correctly describes all Debt of the Company and Liens securing any such Debt as of June 1, 1998. Exhibit D hereto correctly describes the Restricted Investments of the Company as of March 31, 1998, all of which were made prior to January 1, 1998.

SECTION 4. AFFIRMATIVE COVENANTS.

     The Company covenants and agrees that, so long as any amount shall remain unpaid on any of the Notes, it will:

          (a) Payment. Duly and punctually pay or cause to be paid the principal of and interest on the Notes and will duly and punctually perform or cause to be performed all things on its part or on the part of any Subsidiary to be done or performed under this Agreement and the Notes.

          (b) Maintenance of Books and Records. At all times keep and cause each Subsidiary to keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          (c) Inspection of Books and Records. At all reasonable times permit and cause each Subsidiary to permit the holders of the Notes and their representatives to inspect its books and records and to make extracts therefrom and to inspect its properties and operations.

          (d) Financial Information. From time to time furnish and cause each Subsidiary to furnish the holders of the Notes with such information and statements as the holders of the Notes may reasonably request concerning performance by it of the covenants and agreements contained in this Agreement and the Notes, and with copies of all financial statements and reports that it shall send or make available to its stockholders; and in the event that an Event of Default has occurred, and the Company shall have notified the holders of the Notes that such Event of Default has been corrected, the Company shall, upon request of the holders of at least 66-2/3% of the unpaid principal amount of the Notes at the time outstanding, for the purpose of showing that such Event of Default has been corrected, furnish to the holders of the Notes a signed copy of an audit report or, if such matter may be covered in a special report, a special report prepared and certified by an independent certified public accountant selected by the Company and satisfactory to the holders of the Notes, confirming that such Event of Default has been corrected. All expenses incurred in connection with such report shall be borne by the Company. Nothing in this Section 4(d), however, shall diminish, defer, postpone or otherwise limit the right of the holders of the Notes to take any action permitted by Section 7 hereof.

          (e) Quarterly Financial Statements. Furnish to the holders of the Notes, within 60 days after the close of each quarterly accounting period in each fiscal year of the Company and its Subsidiaries, (i) a consolidated


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     balance sheet and  consolidated  statement of income and retained  earnings reflecting the financial condition of the Company and its Subsidiaries at the end of each such quarterly period and the results of operations during such period, all in reasonable detail, and setting forth comparable figures for the same accounting period in the preceding fiscal year, and (ii) a separate balance sheet, statement of income and retained earnings for each Subsidiary reflecting the financial condition of each Subsidiary at the end of such quarterly period and the results of operation during such period, all in reasonable detail, and setting forth comparable figures for the same accounting period in the preceding fiscal year.

          The Company shall also furnish to the holders of the Notes, within 60 days after the close of each quarterly accounting period in each fiscal year of Telcom, a consolidated balance sheet and consolidated statement of income and retained earnings reflecting the financial condition of Telcom and its subsidiaries at the end of each quarterly period and the results of operations during such period, all in reasonable detail, and setting forth comparable figures for the same accounting period in the preceding fiscal year.

          (f) Annual Financial Statements. Furnish to the holders of the Notes, as soon as available, but in any event within 120 days after the close of each fiscal year of the Company, duplicate signed copies of an audit report prepared and certified (without qualification as to the scope of the audit) by Arthur Andersen & Company or another firm of independent certified public accountants of national standing selected by the Company and satisfactory to the holders of the Notes, which report shall include a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries and consolidated and consolidating statements of cash flows of the Company and its Subsidiaries reflecting the operations during said year, all in reasonable detail and setting forth comparable figures for the preceding fiscal year, which report shall be accompanied by a statement by such accounting firm certifying that in making the examination upon which such report was based, no information came to its attention which to its knowledge indicated a default under this Agreement had occurred or specifying any such default.

          The Company shall also furnish to the holders of the Notes, as soon as available, but in any event within 120 days after the close of each fiscal year of Telcom, duplicate signed copies of an audit report prepared and certified (without qualification as to the scope of the audit) by Arthur Andersen & Company or another firm of independent certified public accountants of national standing selected by Telcom and satisfactory to the holders of the Notes, which report shall include a consolidated and accompanying supplementary consolidating balance sheet of Telcom and its subsidiaries as at the end of such year, consolidated and accompanying supplementary consolidating statements of income and retained earnings of Telcom and its subsidiaries and consolidated and accompanying supplementary consolidating statements of cash flows of Telcom and its subsidiaries reflecting the operations during said year, all in reasonable detail and setting forth comparable figures for the preceding fiscal year.

          (g) Financial Certification. At the time of the delivery to the holders of the Notes of the reports referred to in Sections 4(e) and 4(f) hereof, deliver to the holders of the Notes a certificate signed by its chief financial officer, certifying that (s)he has reviewed the provisions of this Agreement and stating, in his or her opinion, if such be the fact, that the Company and its Subsidiaries have not been and are not in default as to any of the provisions contained in this Agreement, or, in the event the Company or its Subsidiaries is or was in default, setting forth the details of such default. Such certificate shall set forth the computations upon which such officer based the conclusion that the Company and its Subsidiaries are and have been in compliance with Sections 4(n) and 5(a),
     (b), (d), (h), (i) and (j) hereof.

          (h) Copies of Management Letters, etc. Furnish to the holders of the Notes, promptly after the receipt thereof by the Company, copies of all management letters or similar documents submitted to the Company by independent certified public accountants in connection with each annual and any interim audit of the accounts of the Company or its Subsidiaries.

          (i) Copies of Regulatory Reports. Furnish to the holders of the Notes, promptly after transmittal or filing thereof by the Company, copies of all proxy statements, notices and reports as it shall send to its stockholders, copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission or any other regulatory agency, other than routine reports filed with respect to employee benefit plans (excepting those annual reports with respect to each such plan requested by the holders of the Notes in writing pursuant to
     Section 4(q) hereof).

          (j) Corporate Existence. Maintain and cause each Subsidiary to maintain its corporate existence in good standing (except that the corporate existence of any Subsidiary may be terminated pursuant to a merger or consolidation permitted under Section 5(e) of this Agreement) and comply with all applicable laws and regulations of the United States and of each state thereof and of each political subdivision thereof and of any and all other governmental authorities.

          (k) Payment of Taxes and Claims. Pay and cause each Subsidiary to pay before they become delinquent (a) all taxes, assessments and governmental charges or levies imposed on the Company, any Subsidiary or upon the property of the Company or any Subsidiary, (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien or charge upon any property of the Company or any Subsidiary; and (c) all claims, assessments or levies required to be paid by the Company or any Subsidiary pursuant to any agreement, contract, law, ordinance or governmental rule or regulation governing any pension, retirement, profit-sharing or any similar plan of the Company or any Subsidiary, provided that the Company or such Subsidiary shall have the right to contest in good faith, by appropriate proceedings promptly initiated and diligently conducted which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, the validity, amount or imposition of any of the foregoing items and upon such good faith contest to delay or refuse payment thereof, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

          (l) Maintenance of Properties and Licenses. Maintain and cause its Subsidiary to maintain and keep its properties in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals and replacements so that the business carried on in connection therewith may be properly and advantageously conducted at all times. The Company will do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, agency agreements, and trade names material to the conduct of its business and maintain and operate such business properly and efficiently and in substantially the manner in which it is presently conducted and operated.

          (m) Insurance. Maintain and cause each Subsidiary to maintain, in financially sound insurance companies of recognized standing, insurance of types and in amounts usually maintained by similar companies in similar businesses.

          (n) Net Worth. At all times during each twelve-month period ending on March 31 in each year, commencing with the twelve-month period ending on March 31, 1999, maintain Consolidated Adjusted Net Worth in an amount at least equal to $20,000,000, plus 25% of Consolidated Net Income, if any, determined on a cumulative basis for each fiscal year of the Company ending on or after December 31, 1997 and prior to the twelve-month period for which such determination is being made (without reduction for any Consolidated Net Loss incurred in any such fiscal year).

          (o) Notice of Default. Give the holders of Notes prompt notice in writing of any condition or event which constitutes an Event of Default under Section 7 hereof, or which, after notice or lapse of time, or both, would constitute such an Event of Default.

          (p) Exchange of Notes. At any time, at its expense upon written request of the holder of a Note and surrender of the Note for such purpose, issue new Notes in exchange therefor in such denominations of at least $1,000,000 (or such smaller amount equal to the then outstanding principal amount of such Note) as shall be specified by the holder of such Note, in an aggregate principal amount equal to the then unpaid principal amount of the Note surrendered and substantially in the form of Exhibit A, with appropriate insertions and variations, and bearing interest from the date to which interest has been paid on the Note surrendered.

          (q) Qualified Retirement Plans. Cause each Plan of the Company and any ERISA Affiliate in which any employees of the Company or any ERISA Affiliate participate that is subject to any provisions of ERISA and the documents and instruments governing each such Plan to be conformed to when necessary, and to be administered in a manner consistent with those provisions of ERISA and the Internal Revenue Code which may, from time to time, become effective and operative with respect to such Plans; and if requested by the holders of the Notes in writing from time to time, furnish to the holders of the Notes a copy of any annual report with respect to each such plan that the Company files with the Internal Revenue Service pursuant to ERISA. The Company will not, and will not permit any ERISA Affiliate to (i) engage in any "prohibited transaction," (ii) incur any "accumulated funding deficiency," whether or not waived (iii) terminate any Plan in a manner which could result in the imposition of a Lien on any property of the Company or any ERISA Affiliate, or (iv) incur any withdrawal liability in connection with any "multiemployer plan."

SECTION 5. NEGATIVE COVENANTS.

     The Company covenants and agrees that so long as any amount shall remain unpaid on the Notes, it will not and will not permit any Subsidiary to:

          (a) Limitations on Funded Debt. Create, assume, incur, guarantee or otherwise become liable in respect of any Funded Debt other than (i) the Notes, (ii) Funded Debt existing on the Closing Date and listed on Exhibit C hereto, and (iii) Funded Debt of the Company to any Subsidiary or Funded Debt of any Subsidiary to the Company or to another Subsidiary, unless at the time such Funded Debt is incurred, and after giving effect thereto and application of the proceeds thereof, Consolidated Funded Debt would not exceed 55% of Consolidated Total Capitalization.

          (b) Limitations on Funded Debt of Subsidiaries. In the case of any Subsidiary, create, assume, incur, guarantee or otherwise become liable in respect of any Funded Debt (other than Funded Debt to the Company or another Subsidiary), unless at the time such Funded Debt is incurred, and after giving effect thereto and the application of the proceeds thereof, the aggregate amount of all such Funded Debt of Subsidiaries, plus the aggregate amount of all other Debt secured by Liens permitted by Section 5(h)(ix) hereof, would not exceed 20% of Consolidated Adjusted Net Worth.

          (c) Subordination of Claims. Subordinate or permit to be subordinated any claim against, or obligation of another Person held or owned by it to any other claim against, or obligation of, such other Person.

          (d) Sale of Assets. Sell, lease, transfer or otherwise dispose of (collectively, a "Disposition"), all or any part of its assets (other than sales or dispositions in the ordinary course of business) if either (i) the aggregate amount of all Dispositions in any fiscal year exceeds 10% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year, or (ii) the aggregate amount of all Dispositions from and after the date of this Agreement exceed 25% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year (a

     Disposition of assets described in clause (i) or (ii) above is referred to herein as a "substantial part"), except: (i) any Subsidiary may sell, lease or otherwise dispose of, all or a substantial part of its assets to the Company or a Subsidiary; (ii) the Company may sell, lease, transfer or otherwise dispose of, all or a substantial part of its assets if the net proceeds of such sales are used to purchase other property of a similar nature of at least equivalent value within one year of such sale; and (iii) the Company may sell, lease, transfer or otherwise dispose of all or a substantial part of its assets if the net proceeds of such sale are used to prepay Senior Debt (including the Notes) on a pro rata basis; provided that any prepayment of the Notes must be in accordance with the terms of and with the premium specified in Sections 2(a) and (b) hereof.

          (e) Merger and Consolidation. Merge or consolidate with any corporation provided that (i) any Subsidiary may be merged or consolidated with the Company (if the Company is the surviving corporation) or with another Subsidiary and (ii) the Company may merge or consolidate with another corporation if (A) the surviving corporation would be organized under the laws of the United States or any state thereof, (B) the surviving corporation expressly assumes the obligations of the Company under this
     Agreement and the Notes, and (C) immediately following the merger or consolidation and after giving effect thereto (1) no event or condition would exist which, with or without the lapse of time or the giving of notice, or both, would constitute an Event of Default, (2) the Company and its Subsidiaries would be permitted pursuant to Section 5(a) hereof to incur at least $1.00 of additional Funded Debt, and (3) the Consolidated Adjusted Net Worth of the Company and its Subsidiaries would be no less than the Consolidated Adjusted Net Worth of the Company and its Subsidiaries immediately prior to the merger or consolidation.

          (f) Maintenance of Present Business. Engage in any business other than Existing Lines of Business, nor purchase or invest, directly or indirectly, in any substantial amount of assets or property other than assets or property useful and to be used in Existing Lines of Business.

          (g) Transactions with Affiliates. Enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the business of the Company or its Subsidiaries and upon fair and reasonable terms no less favorable to the Company or any of its Subsidiaries than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

          (h) Permitted Liens. Create, assume, or suffer to exist any Liens upon any of its property or assets, whether now owned or hereafter acquired, except:

               (i) Liens for taxes or assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

               (ii) other Liens incidental to the conduct of their business or the ownership of their respective properties which were not incurred in connection with borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their properties or materially impair the use thereof in the operation of the business;

               (iii) Liens on assets of any Subsidiary securing Debt of such Subsidiary to the Company;

               (iv) Liens (i) on property of the Company or any Subsidiary securing all or any part of the purchase price or cost of construction of such property created contemporaneously with, or within 270 days after, the acquisition or completion of construction, (ii) on any property existing at the time of acquisition thereof by the Company or any Subsidiary, and (iii) existing on the property of any Person at the time such Person is acquired (whether by purchase of stock or assets, by merger or consolidation, or otherwise) by the Company or any Subsidiary; provided that (A) none of such Liens shall encumber any other property or assets of the Company and its Subsidiaries, and
          (B) the principal amount of the Debt secured by any such Lien shall not exceed 100% of the fair market value of the property subject thereto at the time such Lien was created;

               (v) presently existing Liens described in Exhibit C hereto securing existing Debt described in Exhibit C, and any replacements, extensions or renewals of such Debt; provided that no such replacement, extension or renewal shall increase the principal amount thereof;

               (vi) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

               (vii) Liens incurred in connection with obtaining or perform. government contracts;

               (viii) Liens on any property of the Company; provided that the Company shall have granted to the holders of the Notes a pari passu Lien on the same property, and the holders of any such Lien and the holders of the Notes shall have entered into an intercreditor agreement in form and substance reasonably satisfactory to the holders of the Notes providing for such pari passu ranking; and

               (ix) Liens in addition to those  permitted by clauses (i) through
          (viii) above, securing Debt of the Company or any Subsidiary, provided that at the time of the incurrence of any such Lien the sum of (i) the aggregate principal amount of all Debt secured by Liens permitted by this clause (ix), plus (ii) the aggregate amount of Funded Debt of Subsidiaries incurred within the limitations of Section 5(b), shall not exceed 20% of Consolidated Adjusted Net Worth.

          (i) Restricted Payments and Restricted Investments.

               (1) Declare or make, or incur any liability to make any Restricted Payments or Restricted Investments, except:

                    (A) a Subsidiary may pay dividends to the Company; and

                    (B) subject to the limitations in clauses (2) and (3) below, the Company and its Subsidiaries may make Restricted Payments and Restricted Investments, provided that immediately after giving effect to any such Restricted Payment or Restricted Investment,
               (x) no Event of Default or event which with the passing of time or the giving of notice, or both, would constitute an Event of Default shall exist, (y) the Company would be able to incur at least $1.00 of additional Funded Debt pursuant to Section 5(a), and (z) the aggregate amount of all Restricted Payments and Restricted Investments made on or after January 1, 1998 to and including the date of such Restricted Payment or Restricted Investment would not exceed the sum of (i) $3,000,000, plus (ii) 60% of any Cumulative Consolidated Net Income, minus (iii) 100% of any Cumulative Consolidated Net Loss, plus (iv) the net proceeds to the Company from any issuance of capital stock from and after January 1, 1998;

               (2) In addition to the limitations contained in clause (1) above, from January 1, 1997 through December 31, 1998, the Company shall not increase the aggregate quarterly dividend on its common stock above $710,000; and

               (3) In addition to the limitations contained in clause (1) above, the aggregate amount of all Restricted Investments of the Company and its Subsidiaries outstanding at any time on or after January 1, 1998 shall not exceed $2,500,000.

     In valuing any Investments for the purpose of applying the limitations set forth in this Section 5(i), Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered in cash on account of capital or principal.

          (j) Fixed Charges. Permit, as of the end of each fiscal quarter, Consolidated Net Income Available for Fixed Charges for the immediately preceding twelve-month period to be less than 250% of Fixed Charges for such twelve-month period.

          (k) Sale of Accounts. Sell with recourse, discount or otherwise sell to an Affiliate any notes receivable or accounts receivable for an amount less than the face amount thereof, less a reserve factor for credit losses adjusted from time to time to reflect actual credit loss experience.

          (l) Guaranties; Etc. Be or become liable in respect of any Guaranty of any obligation of any Affiliate, or grant any security interest in or otherwise pledge any of its assets to secure any obligation of any Affiliate.

SECTION 6. CONDITIONS PRECEDENT.

     The  obligations  of the  Purchasers to purchase the Notes,  as provided in
Section I hereof, shall be subject to the satisfaction, on or before the Closing Date, of the following conditions.

          (a) The representations and warranties contained in Section 3 hereof shall be true and correct as of the Closing Date; the Company shall not be in default with respect to any of the provisions hereof, and there shall exist no event which, with the passage of time or the giving of notice, or both, would constitute such a default; and the Company shall have delivered to the Purchasers a certificate signed by a responsible officer of the Company to such effects.

          (b) The Purchasers shall have received from Squire, Sanders & Dempsey, counsel for the Company, a favorable opinion in form and substance satisfactory to the Purchasers as to all matters specified in Exhibit E-1 hereto and such other matters incident to the transaction herein contemplated as the Purchasers may reasonably request.

          (c) The Purchasers shall have received from their special counsel, Chapman and Cutler, a favorable opinion in form and substance satisfactory to the Purchasers, as to all matters specified in Exhibit E-2 hereto and as to such other matters incident to the transaction herein contemplated as the Purchasers may reasonably request.

          (d) The Purchasers shall have received a Uniform Commercial Code Search and judgment and tax lien searches against the Company and each Subsidiary from the States of Ohio and every other state as the Purchasers may reasonably request, dated as of a date no more than fifteen days prior to the Closing Date, certified by a reporting service satisfactory to the Purchasers, and disclosing no Liens other than those permitted under
     Section 5(h) of this Agreement.

          (e) The Company shall have provided the Purchasers with copies of all approvals from the Public Utilities Commission of Ohio and any other state or federal governmental agency or agencies from whom regulatory approvals are necessary for the consummation of all of the transactions contemplated hereby and which approvals are not subject to appeal or modification which could affect the validity or terms of the Notes.

          (f) Neither the Company nor any Subsidiary shall have suffered a material adverse change in financial condition, nor shall there exist any material action, suit or proceeding pending, or to the knowledge of the Company threatened, against the Company nor any Subsidiary which, if decided adversely to the Company or any Subsidiary, would have a materially adverse effect upon the Company or any Subsidiary or upon any of their businesses or properties.

          (g) All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel and the Purchasers shall have received copies of all documents which the Purchasers may reasonably request.

SECTION 7. DEFAULTS.

     If one or more Events of Default shall occur, that is to say, if

          (a) default shall be made in the punctual payment of the principal of or premium, if any, on any of the Notes when due, whether by regular installment, upon prepayment, by acceleration, at maturity or otherwise; or

          (b) default shall have been made in the punctual payment of any interest on any of the Notes when due, whether by regular installment, upon prepayment, by acceleration at maturity or otherwise, and such default shall have continued for a period of five days; or

          (c) the Company or any Subsidiary defaults in any payment of principal of or interest on any other obligation for borrowed money beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of any obligation of the Company or any Subsidiary in excess of $1,000,000 (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

          (d) an order for relief shall be entered in any Federal Bankruptcy proceeding in which the Company or any Subsidiary is the debtor; or bankruptcy, receivership, insolvency, reorganization, relief, dissolution, liquidation or other similar proceedings shall be instituted by or against the Company or any Subsidiary or all or any part of the property of the Company or any Subsidiary under the Federal Bankruptcy Code or any other law of the United States or any bankruptcy or competent jurisdiction; or

          (e) the Company or any Subsidiary shall have become insolvent or unable to pay its debts as they mature, cease doing business as a going concern, make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, or if a trustee, receiver or liquidator shall be appointed for the Company or any Subsidiary or for any substantial portion of the assets of the Company or any Subsidiary; or

          (f) default shall be made in the performance or observance of any covenant contained in Section 5 of this Agreement; or

          (g) default shall be made in the performance or observance of any other of the terms, covenants or conditions of this Agreement and such default shall continue for a period of thirty days after written notice thereof shall have been given by the holders of Notes to the Company; or

          (h) final judgments or orders for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Company or any Subsidiary and such judgments or orders shall remain unsatisfied, unstayed and unbonded for a period of 30 days after the date such judgments or orders are required to be paid; or

          (i) if any representation or warranty contained in this Agreement or in any other document supplied to the holders of Notes by the Company or its Subsidiary in connection with this transaction proves to be false as of the time this Agreement was made (provided that, if the Company shall have given the holders of the Notes written notice that any such representation or warranty was false at the time this Agreement was made, which notice shall describe the facts giving rise to the breach of any such representation or warranty, and the holders or the Notes shall not have declared an Event of Default under this clause (I) based on the information contained in the notice from the Company within sixty (60) days of such notice, then the holders of the Notes shall be deemed to have waived any Event of Default under this clause (I) based on the information contained in the notice from the Company), then the holder of the Note if only one Note shall be outstanding, or the holders of at least two-thirds of the principal amount of the Notes, if more than one Note shall be outstanding, may at its or their option, by notice in writing to the Company, declare the Note or all of the Notes, as the case may be, to be forthwith due and payable and thereupon the Note, or all of the Notes, shall be and become due and payable, together with interest accrued thereon and the premium specified in Section 2(a) (provided that if an Event of Default results from the filing of a voluntary or involuntary petition in any bankruptcy proceeding in which the Company or any Subsidiary is the debtor, the Notes thereupon shall immediately become due and payable, with interest accrued thereon and the premium specified in Section 2(a) hereof (whether or not prepayment would then be permitted by said Section 2(a), without any notice from the holders of the Notes or otherwise), and the holder or holders of the Note or

Notes may take any action or proceeding at law or in equity which it or they deem advisable for the protection of its or their interests to collect and enforce payment, and the Company shall pay all expenses, court costs and reasonable attorneys' fees incurred in connection with or arising out of any default hereunder.

SECTION 8. PAYMENTS ON AND REGISTRATION AND TRANSFER OF NOTES.

     The Company agrees that it will make payment of the principal of, premium, if any and interest on the Notes by wire transfer of immediately available federal funds with sufficient information to identify the source and application of funds to each of the Purchasers in accordance with the wire transfer instructions set forth in Appendix I hereto, or to such other accounts or in such other manner as may from time to time be designated by the holder of a Note, without presentment of the Notes and without the rendering of any bills therefor. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Notes and of transfers of the Notes (the "Note Register"). Upon surrender of any Note for transfer at the office of the Company, the Company shall execute and deliver, in the name of the designated transferee a new Note in a principal amount equal to the unpaid principal amount of, and dated the date to which interest has been paid on, the Note so surrendered. When a Note shall be presented or surrendered for transfer it shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder thereof or his attorney duly authorized in writing. The Company may treat the Person in whose name the Note is registered on the Note Register as the owner of the Note for the purpose of receiving payment of principal of and interest on the Note and for all other purposes and the Company shall not be affected by notice to the contrary.

SECTION 9. EXPENSES.

     The Company agrees, whether or not the purchase of the Notes herein contemplated shall be consummated, to pay and save the Purchasers harmless against liability for the payment of all out-of-pocket expenses arising in connection with this transaction including any documentary stamp taxes (and including interest and penalties, if any), which may be determined to be due and payable with respect to the execution and delivery of the Notes, and the reasonable fees and expenses of counsel to the Purchasers. The Company also agrees to pay, and to save the Purchasers harmless against liability for the payment of, the reasonable fees and expenses of counsel to the Purchasers in connection with any documentation and related services arising after the Closing Date in connection with the preparation of waivers or amendments of any provisions of this Agreement and the Notes. In addition, the Company agrees to pay, and to save the holders of the Notes harmless against, all brokerage or finders fees incurred in the transaction contemplated by this Agreement.

SECTION 10. DELIVERY OF DOCUMENTS; PRO RATA PAYMENTS; AMENDMENTS AND CONSENTS.

          (a) Delivery of Documents. All notices, certificates, requests, statements and other documents required or permitted to be delivered to the Purchasers or the holders of Notes by any provision hereof shall also be delivered to each holder of a Note.

          (b) Pro Rata Payments. All interest payments and payments or prepayments of principal shall be made and applied pro rata on all Notes outstanding in accordance with the respective unpaid principal amounts thereof.

          (c) Amendments and Consents. The registered holder or holders of at least two-thirds of the unpaid principal amount of the Notes at the time outstanding may by agreement with the Company amend this Agreement, and any consent, notice, request or demand required or permitted to be given by the Purchasers or the holders of the Notes by any provision hereof shall be sufficient if given by the holder or holders of at least two-thirds of the unpaid principal amount of Notes at the time outstanding except that, without the written consent of the holders of all Notes at the time outstanding, no amendment to this Agreement shall extend the maturity of any Note, or alter the rate of interest or any premium payable with respect to any Note, or affect the amount of any required prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent.

SECTION 11. INVESTMENT PURPOSE.

     Each Purchaser represents that its acquisition of the Notes by it will be for investment and not with a view to resale in connection with any distribution thereof, it being understood, however, that the disposition of the property of each Purchaser shall at all times be within its control.

SECTION 12. DEFINITIONS.

     For purposes of this Agreement the following terms shall have the following meanings:

     "Additional Funded Debt" of any Person shall mean the lowest average amount of Current Debt of such Person outstanding during any period of 30 consecutive days which occurs during the 365-day period immediately preceding any date of determination thereof.

     "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the voting stock of the Company, (iii) 5% or more of any class of the voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary, (iv) any director, officer of employee of the Company or any Subsidiary or other Person described in clauses (i), (ii) and (iii) hereof, and (v) any spouse, lineal descendant or ascendant, brother or sister, by blood, adoption or marriage, of any Person listed in clauses (i) through (iv) hereof, and spouses of such ascendants, descendants, brothers and sisters. The term "control" means the possession, directly or indirectly, of the power or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

     "Capital Lease" shall mean any lease of property which in accordance with generally accepted accounting principles should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

     "Capitalized Lease Obligations" shall mean lease payment obligations under Capital Leases.

     "Closing Date" shall have the meaning set forth in Section l(a).

     "Consolidated Adjusted Net Worth" shall mean Consolidated Stockholders' Equity less (i) goodwill and other intangible assets created after the Closing Date, and (ii) all Investments in Affiliates.

     "Consolidated Funded Debt" shall mean, as of any date, the aggregate amount of all Funded Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in Section 3(e).

     "Consolidated Net Income (Net Loss)" shall mean, for any period, the net after-tax income (or net loss) of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in Section 3(e), excluding (i) extraordinary gains and losses and (ii) any equity interest of the Company in the unremitted earnings of any corporation which is not a Subsidiary.

     "Consolidated Net Income Available for Fixed Charges" shall mean, for any period, Consolidated Net Income for such period, plus (i) all deductions for taxes levied in respect of income deducted in computing Consolidated Net Income for such period, and (ii) Fixed Charges deducted in computing Consolidated Net Income for such period.

     "Consolidated Stockholders' Equity" shall mean Consolidated Stockholders' Equity of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles.

     "Consolidated Total Assets" shall mean, as of any date, the total amount of all assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accept accounting principles consistent with those followed in preparation of the financial statements referred to in Section 3(e).

     "Consolidated Total Capitalization" shall mean the sum of Consolidated Adjusted Net Worth and Consolidated Funded Debt.

     "Cumulative Consolidated Net Income" shall mean the excess, if any, of:

               (i) the sum of (A) Consolidated Net Income, if any, for each completed fiscal year of the Company commencing on or after January 1, 1998 and (B) Consolidated Net Income, if any, for each completed quarter ending after the end of the most recently completed fiscal year of the Company; over

               (ii) the sum of (A) Consolidated Net Loss, if any, for each completed fiscal year of the Company commencing on or after January 1, 1998 and (B) Consolidated Net Loss, if any, for each completed quarter ending after the end of the most recently completed fiscal year of the Company.

     "Cumulative Consolidated Net Loss" shall mean the excess, if any, of:

               (i) the sum of (A) Consolidated Net Loss, if any, for each completed fiscal year of the Company commencing on or after January 1, 1998 and (B) Consolidated Net Loss, if any, for each completed quarter ending after the end of the most recently completed fiscal year of the Company; over

               (ii) the sum of (A) Consolidated Net Income, if any, for each completed fiscal year of the Company commencing on or after January 1, 1998 and (B) Consolidated Net Income, if any, for each completed quarter ending after the end of the most recently completed fiscal year of the Company.

     "Current Debt" of any Person shall mean all Debt of such Person other than Funded Debt.

     "Debt" shall mean (i) indebtedness for borrowed money or for the deferred purchase price of property or services, including without limitation Capitalized Lease Obligations, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business, (ii) any other indebtedness evidenced by a promissory note or other instrument, (iii) the face amount of all letters of credit issued for the account of any Person and, without duplication all drafts drawn thereunder, (iv) any indebtedness for borrowed money or the deferred purchase price of property or services secured by a Lien on any property of any Person, whether or not such indebtedness has been assumed, and
(v) Guaranties or other contingent obligations for any indebtedness described in clauses (i) through (iv).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and the regulations adopted pursuant thereto.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with the Company, would be deemed to be a single employer within the meaning of Section 4001(b)(1) of ERISA.

     "Event of Default" shall have the meaning set forth in Section 7.

     "Existing Lines of Business" shall mean operations in the voice, video and data communications industry.

     "Fixed Charges" shall mean, for any period, all consolidated interest expense on all Debt and all rental expense on all operating leases deducted in computing Consolidated Net Income for such period, determined in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in Section 3(e).

     "Funded Debt" shall mean any Debt payable more than one year from the date of its creation (or which is renewable at the option of the obligor to a date more than one year from the date of its creation), including the current portion thereof, which under generally accepted accounting principles is shown on the balance sheet as a liability, including but not limited to the Notes, any Debt outstanding under a revolving credit or similar agreement providing for borrowings (and renewables and extensions thereof) over a period of more than one year notwithstanding that any such Debt may be payable on demand or within one year after the creation thereof, any Capitalized Lease Obligations, any Additional Funded Debt and any Guaranty with respect to Funded Debt of another Person.

     "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such indebtedness or obligation or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of payment of the indebtedness or obligation, or (iv) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof.

     "Investments" shall mean with respect to any Person all investments by such Person, in cash or by delivery of property, made directly or indirectly in any property or assets or in any other Person, whether by acquisition of shares of capital stock, Debt or other obligations or by loan, advance, capital contribution or otherwise; provided, that "Investments" shall not mean or include (i) investments by such Person in property to be used or consumed in the ordinary course of business, (ii) receivables arising from the sale of goods and services in the ordinary course of business, and (iii) the billing or collection of the accounts receivable of such Person by another on behalf of such Person.

     "Liens" shall mean as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance of any kind whether presently effective or springing in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

     "Margin Stock" shall have the meaning ascribed to that term in Section 207.2(i) of Regulation U (12 CFR Part 207) of the Board of Governors of the Federal Reserve Board.

     "Note" or "Notes" shall have the meaning set forth in Section l(a).

     "Note Register" shall have the meaning set forth in Section 8.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

     "Permitted Investments" shall mean (i) Investments in direct obligations of the United States government maturing within one year from the date of purchase thereof; (ii) certificates of deposit, repurchase agreements, and bankers acceptances with final maturities of one year or less issued by U.S. commercial banks having capital and surplus aggregating not less than $100,000,000; (iii) if so permitted by law, savings deposits in national banks and federal savings and loan associations having capital stock and surplus aggregating not less than $100,000,000, provided that the aggregate of all such savings deposits at any one bank or savings and loan association shall not exceed $150,000 at any time;
(iv) commercial paper rated A-1 or P-1 by recognized rating services; (v) money market preferred stock rated "A" or above by recognized rating services; (vi) tax exempt, floating rate option tender bonds, backed by a letter of credit issued by a bank rated AA by Standard & Poor's or Aa by Moody's Investors Service; (vii) loans by the Company to Subsidiaries engaged in businesses similar to the Company's Existing Lines of Business constituting general obligations of such Subsidiaries, provided such obligations shall not be subordinated to any other obligations of any Subsidiaries; (viii) loans by any Subsidiary to the Company; (ix) equity Investments in Subsidiaries engaged in businesses similar to the Company's Existing Lines of Business; and (x) travel and expense advances of the Company and its Subsidiaries to their respective officers and employees in the ordinary course of business.

     "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" shall mean any employee pension benefit or other plan within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA, other than any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

     "Prohibited Transaction" shall have the meaning set forth in Section 2(b).

     "Purchaser" or "Purchasers" shall have the meaning set forth in the preamble.

     "Restricted Investments" shall mean all Investments other than Permitted Investments.

     "Restricted Payments" shall mean (i) payment or declaration of any dividend or any other distribution on account of any class of stock (including in the term "stock" any warrant or option or other right to purchase such stock of the Company or any Subsidiary) of the Company or any Subsidiary excluding any distribution which may be payable solely in common stock of the corporation making the distribution, (ii) direct or indirect redemptions, purchases, or other acquisitions of shares of stock of the Company, and (iii) any optional prepayment by the Company or any Subsidiary of any Subordinated Debt of the Company or any Subsidiary.

     "Senior Debt" shall mean all Funded Debt which does not constitute Subordinated Debt.

     "Subordinated Debt" shall mean all Debt which is expressly subordinate in right of payment pursuant to its terms to the Notes, whether or not it is subordinated to other indebtedness of the Company.

     "Subsidiary" or "Subsidiaries" shall mean the corporations listed on Exhibit B hereto, and any other corporation or corporations more than 50% of the outstanding capital stock of every class of which is hereafter owned, directly or indirectly, by the Company.

     "Telcom" shall mean Horizon Telcom, Inc., an Ohio corporation and corporate parent of the Company.

     "Total Capitalization" shall mean, as of any date, the sum of Consolidated Adjusted Net Worth and Funded Debt.

     "Treasury Yield Percentage" shall mean, as of any date, (i) the most recent weekly average yield on actively traded U.S. Treasury obligations having a constant maturity equal to the average life of the payments of principal and interest that are avoided by any prepayment as determined by reference to the week-ending figures published in the most recent Statistical Release which shall have become available at least two business days prior to the date fixed for prepayment, or (ii) if a Statistical Release is not then published, the arithmetic average (rounded to the nearest .01%) of the per annum yields to maturity for each business day during the week ending at least two business days prior to the date as of which such determination is made, of all the issues of actively traded marketable United States Treasury fixed interest rate securities with a constant maturity equal to the average life of the payments of principal and interest that are avoided by any prepayment (excluding all such securities which can be surrendered at the option of the holder at face value in payment of any Federal estate tax, which provide for tax benefits to the holder or which were issued at substantial discount) as published in The Wall Street Journal or, if The Wall Street Journal shall cease such publication, based on average asked prices (or yields) as quoted by each of three United States government securities dealers of recognized national standing selected by the holders of the Notes. If the average life of the payments of principal and interest that are avoided by any prepayment is not equal to the constant maturity of a U.S. Treasury obligation for which a weekly average yield is published or quoted, the Treasury Yield Percentage shall be calculated by linear interpolation (to the nearest one-twelfth of a year) from the most recent weekly average yields of actively traded U.S. Treasury obligations for which such yields are published or quoted for the two maturities most closely corresponding to such average life; provided, however, that if the average life of the payments of principal and interest that are avoided by any prepayment is less than one year, the Treasury Yield Percentage shall equal the most recent weekly average yield published or quoted on actively traded U.S. Treasury obligations with a constant maturity of one year.

     "Voting Stock" shall mean capital stock of any class or classes of a corporation having power under ordinary circumstances to vote for election of members of the board of directors of such corporation, or persons performing similar functions.

SECTION 13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the Notes.

SECTION 14. SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

SECTION 15. NOTICES.

     All communications provided for hereunder shall be sent by first class mail and, if to the Purchasers, addressed to the Purchasers at the notice address listed on Appendix I hereto, and if to the Company, addressed to The Chillicothe Telephone Company, P.O. Box 480, 68 East Main Street, Chillicothe, Ohio 45601,
Attention: Mr. Jack E. Thompson, or to such other address with respect to any party as such shall notify the other parties in writing.

SECTION 16. GOVERNING LAW.

     This Agreement is being delivered and is intended to be performed in the State of Ohio, and shall be construed and enforced in accordance with the laws of such State.

SECTION 17. COUNTERPARTS.

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

SECTION 18. CAPTIONS.

     The captions in this Agreement are for convenience only and shall not be considered in the interpretation of any of the provisions hereof.

                            THE BALANCE OF THIS PAGE
                            INTENTIONALLY LEFT BLANK

     If the Purchasers are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned. Upon acceptance by all the Purchasers, this letter shall become a binding agreement between the Purchasers and the undersigned.

                                   Very truly yours,

                                   THE CHILLICOTHE TELEPHONE COMPANY



                                   By /s/ Thomas McKell
                                      ------------------------------------------
                                      Its President
                                          --------------------------------------


The foregoing Agreement is accepted
as of the date first above written

AMERICAN UNITED LIFE INSURANCE COMPANY

By
   -----------------------------------
   Its
       -------------------------------



THE STATE LIFE INSURANCE COMPANY


By
   -----------------------------------
   Its
       -------------------------------

     If the Purchasers are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned. Upon acceptance by all the Purchasers, this letter shall become a binding agreement between the Purchasers and the undersigned.


                                        Very truly yours,

                                        THE CHILLICOTHE TELEPHONE COMPANY


                                        By:
                                           -------------------------------------
                                            Its:
                                                --------------------------------


The foregoing Agreement is accepted
as of the date first above written


AMERICAN UNITED LIFE INSURANCE COMPANY


By: /s/ G. David Sapp (G. David Sapp)
   ----------------------------------
     Its: Senior Vice President
          ---------------------------


THE STATE LIFE INSURANCE COMPANY

By: /s/ G. David Sapp (G. David Sapp)
   ----------------------------------
   Its: Senior Vice President of American
        ----------------------------------
        United Life Insurance Company as
        Agent for State Life Insurance Company

                           APPENDIX I

NAME AND ADDRESS OF PURCHASER                        PRINCIPAL AMOUNT OF
                                                    NOTES TO BE PURCHASED

AMERICAN UNITED LIFE INSURANCE COMPANY                   $11,000,000
One American Square                             consisting of one (1) Note for
Post Office Box 368                                $2,000,000 and three (3)
Indianapolis, Indiana 46206                       Notes for $3,000,000 each
Attention:  Securities Department

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Chillicothe Telephone Company, 6.62% Senior Notes due 2018, PPN 169240 B#4" and identifying the breakdown of principal, premium and interest and the payment date) to:

         Bank of New York (ABA #021000018)
         One Wall Street, 3rd Floor
         New York, New York 10286
         Window A

         for credit to: American United Life Insurance Company
         Account Number 186683/AUL

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  35-0145825

NAME AND ADDRESS OF PURCHASER                              PRINCIPAL AMOUNT OF
                                                          NOTES TO BE PURCHASED

AMERICAN UNITED LIFE INSURANCE COMPANY                         $1,000,000
One American Square
Post Office Box 368
Indianapolis, Indiana 46206
Attention:  Securities Department

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Chillicothe Telephone Company, 6.62% Senior Notes due 2018, PPN 169240 B#4" and identifying the breakdown of principal, premium and interest and the payment date) to:

         Bank of New York (ABA #021000018)
         One Wall Street, 3rd Floor
         New York, New York 10286
         Window A

         for credit to: The State Life Insurance Company
         Account Number 343761/State Life c/o AUL

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number: 35-0684263

                                                                   SCHEDULE 3(d)

                                LEGAL PROCEEDINGS

     On January 3, 1989, the Company received a "PRP" notice letter from the U.S. EPA under Section 104(e) of CERCLA requesting information regarding the United Scrap Lead Site in Troy, Ohio (the "Site"). The Company's response indicated that its only indirect involvement with the Site was that it had sold a small amount of scrap material to an identified scrap dealer over a several year period. The Company is aware that in July, 1991, the U.S. EPA filed a suit to recover response costs at the Site against ten PRPs. The Company was not named as a defendant and has not received any further notices or requests for information from the U.S. EPA since 1989.

        In 1997, the Company was contacted by representatives of the Members of the United Scrap Lead Respondent Group (the "Respondent Group") threatening to assert claims against the Company for participation in the clean up costs agreed to by the Respondent Group in the "PRP Group Agreement (Phase I) and/or Respondent Agreement (Phase II)." In order to settle all known and existing claims respecting this matter, the Company, on February 26, 1998, entered into a Settlement Agreement by and among the Members of the United Scrap Lead
Respondent Group and the Company whereby the Company agreed to pay $11,450 to the Respondent Group in exchange for a covenant not to sue for "covered matters" as set forth in the Agreement. The Agreement specifically reserves the Respondent Group's rights against the Company respecting: (i) future clean up costs not specifically covered by the Agreement; (ii) claims for damages or for injury to or destruction of natural resources; (iii) claims for damages or for injury to persons or property; (iv) claims arising out of acts, releases or conditions occurring at locations off the Site; (v) claims between or among persons or entities regarding storage, transportation, handling or disposition of hazardous wastes or materials from the Site at or to locations other than the Site; (vi) claims based upon criminal liability; and (vii) remedial actions on private property other than the Site.

                                                                       EXHIBIT A

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

                        THE CHILLICOTHE TELEPHONE COMPANY
                                6.62% SENIOR NOTE

$________________                                              ___________, 19__

     FOR VALUE RECEIVED, the undersigned, THE CHILLICOTHE TELEPHONE COMPANY, an Ohio corporation (the "Company"), hereby promises to pay to _______________ _______________________ or registered assigns by wire transfer of immediately available Federal funds to the account specified on Appendix I to the Agreement (hereinafter defined) with sufficient information to identify the source and application of funds, or to such other account or in such other manner as the holder of this Note shall specify by notice in writing to the Company, in lawful money of the United States, the principal sum of ___________________________ DOLLARS ($___________) in ten consecutive equal annual installments in the amount of $____________ each on the lst day of June in each of the years 2009 through 2018, inclusive, and to pay interest in like money on the unpaid principal balance hereof at the rate of 6.62% per annum (provided that solely for the purpose of determining the portion of annual interest allocable to any interest payment period, it shall be assumed that a year is comprised of 360 days and twelve 30-day months) from the date hereof, payable semi-annually on the 1st day of June and December in each year, commencing December 1, 1998, and continuing until payment in full of the principal amount of this Note.

     Any payment of principal or (to the extent permitted by applicable law) interest on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall thereafter bear interest at a rate per annum equal to 8.62% (provided that in no event shall such rate exceed the maximum rate permitted by law).

     This Note is issued pursuant to a Note Purchase Agreement (the "Agreement") entered into among the Company, American United Life Insurance Company and The State Life Insurance Company dated as of June 1, 1998 and is subject to optional and mandatory prepayment, in whole or in part, in the amounts, upon the notice, with the premium, and subject to the conditions specified in the Agreement.

     As provided in the Agreement, this Note is transferable only on the Note Register of the Company, upon surrender of this Note for transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or his attorney duly authorized in writing. The Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default, as defined in the Agreement, shall occur, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of Ohio.

                        THE CHILLICOTHE TELEPHONE COMPANY


                        By:
                           -----------------------------------
                           Its:
                               -------------------------------

                                                                      EXHIBIT B

                                  SUBSIDIARIES

                                      NONE

                                                                       EXHIBIT C

                             EXISTING DEBT AND LIENS
                               AS OF JUNE 1, 1998


$10,000,000 - 6.72% Senior  Notes due  November 1, 2005 owned by  Northern  Life
                    Insurance Company and Northwestern National Life Insurance Company

$10,500,000         Outstanding unsecured line of credit with National City Bank evidenced by demand promissory note (to be repaid with Proceeds of Notes)

                                                                       EXHIBIT D

                         EXISTING RESTRICTED INVESTMENTS
                          MADE PRIOR TO JANUARY 1, 1998
                              AS OF MARCH 31, 1998


Independent Telecommunications Network             $250,000 equity Investment

ComNet, Inc.                                       $18,500 equity Investment

Guarantee of Chillicothe Long Distance Debt        $55,000 Contingent obligation
to MCI, Inc.

Intercompany Advances from the Company             $779,847
To Horizon PCS, Inc. (formerly Horizon Infotech)   Intercompany Receivable

Intercompany Advances from the Company             $168,244
To United Communications, Inc.                     Intercompany Receivable




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